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                                                                    EXHIBIT 10.5
                                   MARC KALISH
                               565 West End Avenue
                            New York, New York 10024

                                                                February 5, 1999

INSCI Corp.
Two Westborough Business Park
Westborough, MA 01681

                                            Re:  Business Consulting Agreement

Gentlemen:

The within is to confirm our understanding and agreement wherein the undersigned has performed consulting services effective as of January 4, 1999 for your Company, which services have included, but are not limited to, presenting INSCI to analysts, institutional investors, establishing meetings with INSCI and providing ideas for the preparation of a Company profile for INSCI so as to achieve a market awareness of INSCI.

It is understood that the undersigned is an independent contractor and that INSCI will not be responsible for any actions or acts of the undersigned unless approved in writing by INSCI, and that all information provided to INSCI will be maintained as confidential except for public information which has been released by INSCI through press releases and filings of reports available to the public with the Securities and Exchange Commission, etc.

Insofar as payment is concerned, INSCI shall have the right to pay to the undersigned a one-time fee of $5,000, or, in the alternative, at INSCI's option, to grant 5,000 stock options exercisable at $1.04, the fair market value, as of the effective date of the within agreement, which options shall be for a term of one year from the date hereof. The options shall be exercisable upon ten days' written notice to INSCI.

It is understood that all expenses incurred will be paid by the undersigned and that INSCI will not be responsible for any expenses. The agreement herein will terminate on February 28, 1999 and not be extended unless mutually agreed upon in writing by INSCI and the undersigned.

If the within meets with your understanding, please execute a copy of same.

                                              Very truly yours,
                                              /s/ Marc Kalish
                                                  --------------------
                                                  MARC KALISH